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                                                                  EXHIBIT 10.30


                                 AMENDMENTS TO
               AMERICAN EXPRESS SENIOR EXECUTIVE SEVERANCE PLAN
                           EFFECTIVE JANUARY 1, 1994

                (Amendments Effective as of November 26, 2001)


1. Section 2.2 of the American Express Senior Executive Severance Plan, effective January 1, 1994, as amended (the "Plan"), is hereby deleted in its entirety and replaced with a new Section 2.2 to read as follows:

        2.2 LIMITATION ON ELIGIBILITY. In the event an Employee who is otherwise eligible for participation in the Plan is offered a Comparable Position (whether the position is accepted or rejected by the Employee), the Employee will not be eligible to participate in the Plan. In addition, an Employee is not eligible to participate in the Plan if the Employee accepts any position in the Employing Company, an Affiliated Company or successor company (regardless of whether it is a Comparable Position). An Employee who is a member of the Company's Planning and Policy Committee and who otherwise meets the eligibility criteria may only participate in the Plan if approved by the CBC in advance. An Employee who is offered or placed on a temporary layoff status (often referred to as a furlough) with reduced or no pay for a period of less than six months during which time the Employee continues to participate in certain benefit plans as determined by the Company is not eligible to participate in the Plan.

2. Section 3.2 of the Plan is hereby deleted in its entirety and replaced with a new Section 3.2 to read as follows:

        3.2 LIMITATIONS ON AMOUNT OF SEVERANCE BENEFITS. The number of weeks of severance benefits payable to any eligible Employee under the Plan shall not exceed 104 weeks. Such benefits payable under the Plan shall be inclusive of and offset by any other severance, redundancy or termination payment made by an Employing Company, including but not limited to, any amounts paid pursuant to federal, state, local or foreign government worker notification (e.g., Worker Adjustment and Retraining Notification Act) or office closing requirements, any amounts owed the Employee pursuant to a contract with the Employing Company (unless the contract specifically provides otherwise) and amounts paid to an Employee placed in a temporary layoff status (often referred to as a furlough) which immediately precedes the commencement of severance payments.